PROXY AND VOTING AGREEMENT
(English Translation)

This  Proxy and Voting Agreement (the “Agreement”) is entered into as of August 25, 2006 among the following partiesæ

Party A:
Shiming (Xi’an) Enterprise Management Consulting Co., Ltd.
Registered Address:
No. 2, 12th Floor,
Gaoxin 2nd Road, Shaanxi Security Plaza,
Xi’an High Tech and New Technology Development Zone,
Xi’an, Shaanxi Province, China 710075,
Legal Representative: Shiming Wang

Party B: The undersigned shareholders of Shiming Science & Technology Joint Stock Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China (“Shiming Company”).

In this Agreement, Party A and Party B are called collectively the “Parties” and each of them is individually called a “Party.”

WHEREAS:

A.  Party A is a company incorporated in Xi’an, China under the laws of the People’s Republic of China, which has the technological expertise in development and sales of consumer electronics.

B.  As of the date of the Agreement Party B is comprised of holders of substantially all of the issued and outstanding shares of Shiming Company, and each member of Party B legally holds the equity interest in Shiming Company set forth opposite Party B’s name in Annex 1. The total shares held by Party B collectively are over 95% of total outstanding shares of Shiming Company.

C.  Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in Shiming Company for the maximum period of time permitted by law in consideration of the issuance to Party B of shares of the Cayman Company and for other good and valuable consideration.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1.
Party B hereby agrees to irrevocably entrust Party A for the maximum period permitted by law, with all of Party B’s voting rights as a shareholder of Shiming Company. Party A shall exercise such rights in accordance with the laws of the PRC and the Articles of Association of Shiming Company.

2.
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules.

3.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Shiming Company, Party B shall appoint the person designated by Party A with all shareholder’s voting rights. Party B shall not transfer its equity interests of Shiming Company to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Agreement even if one or more than one of them do not hold the equity interests of Shiming Company.

4.
This Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

5.
Party B represents and warrants to Party A that Party B owns all of the shares of Shiming Company set forth below its name in Annex 1 and on the signature pages below, free and clear of all liens and encumbrances and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Shiming Company and the execution and delivery of this Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6.
This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Agreement.

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

9.
This Agreement is executed in Chinese and English in twelve (12) copies; Party A and each member of Party B holds one and each original copy has the same legal effect. This Agreement has both an English version and a Chinese version. Both versions are equally authentic. Where a comparison of the authentic texts of both versions of this Agreement discloses a difference in meaning, the meaning which best reconciles the texts, having regard to the object and purpose of this Agreement shall be adopted.

10.
Both Parties agree that in case of disputes arising from this Agreement, both Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement 45 days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) upon the initiation of either Party in accordance with the prevailing arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

Party A:
Shiming (Xi’an) Enterprise Management Consulting Co., Ltd.

By: /s/ Shiming Wang
Shiming Wang
Title: Chairman

Party B:
Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd. (“Meixian”)
Shares of Shiming Company owned by Meixian 38000000

/s/ Shiming Wang
Chairman

/s/ Shiming Wang
Shiming Wang (PRC ID Card No.: 610326570221061)
Shares of Shiming Company owned by Shiming Wang: 12900000

/s/ Nairang Liu
Nairang Liu (PRC ID Card No.: 610326631127043)
Shares of Shiming Company owned by Nairang Liu: 3470000

/s/ Liehua Wang
Liehua Wang (PRC ID Card No.: 610421541129002)
Shares of Shiming Company owned by Liehua Wang: 3408800

/s/ Genyun Qu
Genyun Qu (PRC ID Card No.: 610421501011001)
Shares of Shiming Company owned by Genyun Qu: 2930000

/s/ Rui Wang
Rui Wang (PRC ID Card No.: 610326810124041)
Shares of Shiming Company owned by Rui Wang: 2720000

/s/ Ziyuan Lu
Ziyuan Lu (PRC ID Card No.: 610102621205358)
Shares of Shiming Company owned by Ziyuan Lu: 435000

/s/ Yan Luo
Yan Luo (PRC ID Card No.: 51012619720106140X)
Shares of Shiming Company owned by Yan Luo: 435000

/s/ Cunhu Yang
Cunhu Yang (PRC ID Card No.: 610104196210016177)
Shares of Shiming Company owned by Cunhu Yang: 362400

/s/ Wanjun Shu
Wanjun Shu (PRC ID Card No.: 610124510805001)
Shares of Shiming Company owned by Wanjun Shu: 271800

Attorney-in-fact for certain shareholders of Party B:
Shiming (Xi’an) Enterprise Management & Consulting Co., Ltd.

/s/ Shiming Wang
By: Shiming Wang
As attorney-in-fact pursuant to that certain Power of Attorney, Shareholders’ Voting Rights, Proxy Agreement and Covenant Not to Sue dated January 15, 2006